Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2021, relating to the consolidated financial statements of Enphase Energy, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California

February 17, 2021